UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2005

AXS-ONE INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13591 (Commission File Number)	13-2966911 (IRS Employer Identification No.)

301 Route 17 North, Rutherford, New Jersey 07070
(Address of principal executive offices, including zip code)

(201) 935-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 17, 2005, AXS-One Inc. (the "Company") entered into a definitive agreement to consummate a private placement (the "Offering") of 4,534,461 shares (the "Shares") of its common stock, par value $.01 per share ("Common Stock"), and Class C Warrants ("Class C Warrants ") to purchase a total of 453,450 shares of Common Stock, with an exercise price equal to $1.90 per share of Common Stock, and Class D Warrants ("Class D Warrants ") to purchase a total of 453,442 shares of Common Stock, with an exercise price equal to $2.15 per share of Common Stock (the Class C Warrants and the Class D Warrants, collectively, the "Warrants"). The Company will receive gross proceeds of $6,750,000 and net proceeds of approximately $6,450,000 from the Offering. The financing was led by Potomac Capital and also included RIT Capital Partners plc, as well as AXS-One executive officers and directors and their affiliates. The closing with respect to the shares being sold to the Company's executive officers and directors and their affiliates will be subject to shareholder approval. The closing of the transaction with the investors other than the Company's executive officers and directors and their affiliates took place on June 21, 2005 and resulted in gross proceeds to the Company in the amount of $6,075,000.

The Offering is embodied in (i) a Unit Subscription Agreement dated as of June 17, 2005, among the Company and certain accredited investors (collectively, the "Investors"), (ii) an Investor Rights Agreement dated as of June 17, 2005, among the Company and the Investors and (iii) the Warrants (collectively with the Unit Subscription Agreement and the Investor Rights Agreement, the "Transaction Documents"), which Transaction Documents are filed herewith. The descriptions in this Current Report on Form 8-K of the Transaction Documents do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached hereto as exhibits. A copy of the press release announcing the Offering is also attached hereto as Exhibit 99.1.

Unit Subscription Agreement

Pursuant to the Unit Subscription Agreement, the Company agreed to issue to the Investors, upon its receipt of gross cash proceeds equal to $6,750,000, a total of 4,534,461 shares of Common Stock and Warrants to purchase 906,892 shares of Common Stock, which is equal to 20% of the number of shares of Common Stock to be sold in the Offering. These Warrants consist of Class C Warrants to purchase 453,450 shares of Common Stock and Class D Warrants to purchase 453,442 shares of Common Stock. In addition, the Company agreed to provide the Investors (other than those Investors affiliated with directors or executive officers of the Company) with a one-year right of first refusal with respect to future financings by the Company (subject to certain exceptions) and agreed not to issue certain highly dilutive securities without the consent of the Investors for a period of one year after closing. The closing with respect to the shares being sold to the Company's executive officers and directors and their affiliates will be subject to shareholder approval.

Description of Warrants

Pursuant to the Unit Subscription Agreement, the Company agreed to issue to the Investors Warrants to purchase an aggregate of 906,892 shares of Common Stock. The Warrants are exercisable for a three-year period commencing upon the closing of the Offering, at a per share exercise price payable in cash equal to $1.90 in the case of the Class C Warrants and $2.15 in the case of the Class D Warrants. The per share exercise price of the Warrants are adjustable in the event of stock dividends or splits, or similar transactions.

Investor Rights Agreement

The Investor Rights Agreement provides for the registration for resale of (i) Shares sold in connection with the Offering, (ii) the shares of Common Stock issuable upon exercise of the Warrants and (iii) any shares of Common Stock issued or issuable with respect to any of the foregoing following a stock split, stock dividend, recapitalization, exchange or similar event (the "Registrable Shares").

The Company is required to file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") for the resale of the Registrable Shares within 30 days of the applicable closing date (the "Filing Date"), and to use its commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within 90 days of the applicable closing date. Subject to certain conditions and limitations, if (i) the Company fails to file the Registration Statement prior to the Filing Date, (ii) the Registration Statement is not declared effective by the SEC on or prior to the ninetieth (90) day following the filing thereof, or (iii) if the SEC reviews the Registration Statement and it is not declared effective on or prior to the one hundred twentieth (120) day following the filing thereof, or (iv) after the effectiveness date thereof, such Registration Statement ceases to be effective and available to the Holders as to all Shares (but not as to any Registrable Shares underlying the purchased Warrants), the Company will be required to pay to each holder of Shares an amount in cash equal to 1% of the aggregate purchase price of such holder's purchased Shares and an amount in cash equal to 1% of the aggregate purchase price of such holder's purchased Shares for each 30-day period until such failure is cured.

All expenses, other than underwriting discounts and commissions and certain legal expenses, incurred in connection with registrations, filings or qualifications pursuant to the Investor Rights Agreement shall be paid by the Company.

Pursuant to the Investor Rights Agreement, the Company shall indemnify each Investor from and against any liabilities arising out of material misstatements or omissions set forth in the Registration Statement or any prospectus included therein, subject to standard exceptions.

Item 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

As reported more fully in Item 1.01 above and incorporated herein by reference, in connection with the Offering, the Company agreed to issue to the Investors 4,534,461 shares of Common Stock and Warrants to purchase a number of shares of Common Stock equal to 20% of the number of shares of Common Stock issued in connection with the Offering, consisting of Class C Warrants to purchase an aggregate of 453,450 shares of Common Stock at an exercise price of $1.90 per share and Class D Warrants to purchase an aggregate of 453,442 shares of Common Stock at an exercise price of $2.15 per share. The terms of the Warrants are summarized herein and are set forth in their entirety in the form of Warrants attached hereto. The Company will receive gross proceeds of $6,750,000 and net proceeds of approximately $6,450,000 from the Offering. The closing with respect to the shares being sold to the Company's executive officers and directors and their affiliates will be subject to shareholder approval. The closing of the transaction with the investors other than executive officers and directors and their affiliates took place on June 21, 2005 and resulted in gross proceeds to the Company in the amount of $6,075,000.

In connection with the Offering, the Company paid a cash commission equal to 5% of the gross proceeds from the Offering to Kaufman Bros. L.P. ("Kaufman"), (except for amounts invested by RIT Capital Partners plc and The Sirius Trust, for which a 2% fee was paid) which acted as its placement agent. No fee was paid with respect to amounts to be invested by the Company's executive officers and directors and their affiliates.

The Company anticipates using the net proceeds from the sale of the Common Stock and Warrants in connection with the Offering for working capital and general corporate purposes.

The Offering was not registered under the Securities Act in reliance on the exceptions set forth in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the purchasers in the Offering represented that it is an accredited investor, as defined by Rule 501 of Regulation D promulgated under the Securities Act, and certificates representing the shares of Common Stock and the Warrants to be issued in connection with the Offering will contain appropriate legends to reflect the restrictions on transfer imposed by the Securities Act.

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)    On June 21, 2005, Edwin T. Brondo resigned from the Board of Directors of the Company.

(d)    On June 21, 2005, the Board of Directors elected Anthony H. Bloom to fill the vacancy created by the resignation of Edwin T. Brondo. The Board of Directors has not yet determined on which Board committees Mr. Bloom will serve. Mr. Bloom is an investment consultant to RIT Capital Partners plc, an entity that invested $3 million in the Offering described in Items 1.01 and 3.02 above and owns more than 5% of the Company's common stock. Mr. Bloom does not have voting or dispositive power over the shares held by RIT Capital Partners plc. Mr. Bloom and certain of his family members are potential discretionary beneficiaries of The Sirius Trust, an entity that invested $1 million in the Offering described in Items 1.01 and 3.02 above. Neither Mr. Bloom nor any of his family members has voting or dispositive power over securities held by The Sirius Trust.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits – The following exhibits are filed as part of this report:

4.1	Form of Class C Warrant
4.2	Form of Class D Warrant
10.1	Unit Subscription Agreement dated as of June 17, 2005
10.2	Investor Rights Agreement dated as of June 17, 2005
99.1	Press Release dated June 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXS-ONE INC.
Date: June 23, 2005	By:	/s/ Joseph Dwyer
Joseph Dwyer Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

4.1	Form of Class C Warrant

4.2	Form of Class D Warrant

10.1	Unit Subscription Agreement dated as of June 17, 2005

10.2	Investor Rights Agreement dated as of June 17, 2005

99.1	Press Release dated June 17, 2005